                              Attachment to Form 3

     Pursuant to Instruction 5(b)(v) of the General Instructions to Form 3, this
Form 3 is also being filed on behalf of the Reporting Persons set forth below.
All of the information set forth in the attached Form 3 for Bain Capital
Investors, LLC is the same for the Reporting Persons set forth below unless otherwise noted.

                       TABLE I: Non-Derivative Securities

                                                     Ownership
                                                      Form of
                                                    Derivative     Nature of
                                       Amount        Security:     Indirect
                                      or Number    Direct (D) or   Beneficial
Name and Address of Reporting Person  of Shares    Indirect (I)    Ownership
------------------------------------- ------------ -------------- --------------
Bain Capital Fund IV, L.P.             11,059,221        D

Information Partners                     389,331         D

BCIP Associates                          641,116         D

BCIP Trust Associates, L.P.              380,700         D

Bain Capital Partners V, L.P.           7,694,938        D

BCIP Trust Associates II                  3,942          D

BCIP Trust Associates II-B                1,244          D

Bain Capital Partners IV, L.P.         11,448,552        I             (2)

                    Signature of Reporting Persons:

                    BAIN CAPITAL INVESTORS, LLC for itself, on behalf of itself in its capacity as general partner of Bain Capital Partners
                    IV, L.P., on behalf of Bain Capital Partners IV, L.P. in its capacity as general partner of Bain Capital Fund IV, L.P.
                    and in its capacity as managing partner of Information
                    Partners, for itself in its capacity as general partner of
                    Bain Capital Partners V, L.P., for itself in its capacity as sole member of the management committee of BCIP Associates and BCIP Trust Associates, L.P. and for itself in its
                    capacity as managing partner of BCIP Trust Associates II and
                    BCIP Trust Associates II-B.

                    By: /s/ Michael F. Goss
                    -----------------------
                    Name: Michael F. Goss
                    Title:    Managing Director